UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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LOGIQ, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LOGIQ, INC.
85 Broad Street, 16-079
New York, New York 10004

IMPORTANT UPDATE ON SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholders:

Logiq, Inc. (the “Company”) reconvened its special meeting of stockholders, originally scheduled for December 20, 2021 (the “Special Meeting”), on January 18, 2022. However, the Company adjourned the meeting for a second time to allow additional time for the Company to solicit additional votes to establish a quorum and additional time for stockholders to vote on the proposals listed in the Proxy Statement, dated November 5, 2021, including proposal numbers 1 through 7, as set forth below:

1.	To elect eight (8) directors to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified, subject to prior death, resignation, or removal;

2.	To authorize and approve that the Company’s current Certificate of Incorporation, as amended to date, be amended, restated, and replaced in its entirety by the First Amended and Restated Certificate of Incorporation in the form attached to the Proxy Statement as Exhibit A, which shall include, among other things, the authorization of blank check preferred stock;

3.	To authorize and approve that the Company’s current Bylaws, as amended to date, be amended, restated, and replaced in their entirety by the First Amended and Restated Bylaws in the form attached to the Proxy Statement as Exhibit B;

4.	To approve the Company’s Second Amended and Restated 2020 Equity Incentive Plan, in the form attached to the Proxy Statement as Exhibit C;

5.	To ratify the appointment of Centurion ZD CPA & Co. as the Company’s registered public accounting firm for the fiscal year ending December 31, 2021;

6.	To approve, on a non-binding advisory basis, named executive officer compensation; and

7.	To approve, on a non-binding advisory basis, the frequency of the stockholder advisory vote to approve named executive officer compensation.

The adjournment will allow for additional stockholders to vote on the proposals. The Special Meeting will reconvene on January 25, 2022 at 11:00 a.m. Eastern Standard Time, as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/Logiq2021SM. There is no change to the record date of October 25, 2021 for the stockholders entitled to vote at the Special Meeting. Stockholders who have already voted need not submit another vote unless they wish to change their vote.

As of January 19, 2022, following the adjournment of the reconvened Special Meeting, the Company has now received additional proxies representing enough votes to satisfy the quorum requirement for the Special Meeting, and the Company intends to proceed as normal at the reconvened Special Meeting on January 25, 2022.

Stockholders who have questions or need assistance voting should contact their broker representative or you may contact the company’s representative, Brent Suen at (808) 829-1057.

Please take a moment to vote your proxy by using the methods indicated on your proxy form.

Sincerely,

/s/ Brent Suen
Brent Suen
President and Executive Chairman

New York, NY

January 19, 2022